Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 22, 2024, with respect to the consolidated financial statements of Societal CDMO, Inc., incorporated herein by reference.

/s/ KPMG LLP

Philadelphia, Pennsylvania

March 22, 2024